Exhibit 10.1


                                  OFFICE LEASE

THIS LEASE MADE THIS 23rd. day of August, 1999, by and between 701 Fletcher Associates, Inc., A FLORIDA CORPORATION hereinafter called Lessor, and Integra Staffing Inc., hereinafter called Lessee.

                                   WITNESSETH:

Lessor hereby leases to Lessee, upon the terms and conditions hereinafter set forth, the building space (hereinafter called "premises") as shown on Exhibit "A" attached. The premises shall consist of approximately 1,540 square feet in the building known as Suite "B" as shown on said Exhibit "A" to be accepted in "As Is" condition. The building is located at North Pointe Office Park, 701 West Fletcher Avenue, Tampa, Hillsborough County, Florida.


                                  1. BASE RENT


                               BASE RENT SCHEDULE
    Year    Size (SF)          Rate/SF        Annual Rent       Monthly Payment

     1       1,540            $ 9.00             $13,860          $1,155.00
     2       1,540             10.00             $15,400          $1,283,33
     3       1,540             11.00             $16,940          $1,411.67

CAM and Sales Tax not included above.

Rent may be paid by Lessee or by an assignee of Lessee or by a subtenant, having been approved by the Lessor. It is understood that applicable sales and use tax be paid by the Lessee for each installment under the original term and option periods, if any.

2. TERM. The term of this lease is for a period of three (3) years i beginning on the 1 day of November, 1999 and ending on the 30th day of October 2000

3. Intentionally left blank.

4. ADDITIONAL RENT. In addition to the basic rent, Lessee shall pay as additional rent his prorata share of: (a) all real estate taxes and assessments assessed, imposed, or levied against North Pointe Office Park, Phase I (of which Lessee's premises are a part), during any fiscal tax year which occurs wholly or partly during the term of the lease; (b) all insurance including liability, fire and casualty on the building and common areas of the office park; @ all common area maintenance charges including but not limited to parking lot repair and maintenance, lawn service, common area lighting, trash removal and utility (water and sewer) charges; an administrative management fee.

The amount due from Lessee is estimated at $0 per square foot in the base year, or $385 per month, plus all applicable state of Florida Sales and use Taxes and shall be payable monthly with the base rent.

All of the above expense items shall be filled on prorata basis for the exact amount of such expenses. Any overages shall be credited to the amounts due for the ensuring period and any shortages shall be billed to the tenants. Such prorata share shall be computed on the basis of square footage leased of 1.540 square feet to total square footage of 8,400 square feet, and shall be billed at least annually. At the time of billing, upon request, Lessor shall provide Lessee with copies of all invoices or contracts for insurance, parking lot maintenance, lawn service, common area lighting, trash removal, etc. from which Lessee's prorata share has been calculated. Adjustments to the above amounts may be made from time to time as determined by Lessor.

5. Intentionally left blank.

6. DEPOSITS. Lessor hereby acknowledges receipt of $ 0 Dollars Security Deposit as security for the performance of Lessee's obligations under this lease, including without limitation the surrender of possession of the Premises to Lessor as herein provided. Upon default hereunder by Lessee, Lessor may apply said deposit to any loss or damage resulting from such default. The security deposit shall not be considered and shall not be credited against any rents due under this lease. Lessor further acknowledges receipt of $0 Dollars for the first monthly installment of annual minimum rental and Expense amounts as herein set out, including state sales tax.

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7 Intentionally left blank

8. Intentionally left blank.

9. COVENANT TO PAY RENT. Lessee shall pay the rent and any additional rent as herein provided to Lessor at Lessor's address stated herein or at such other place as Lessor shall designate in writing without demand and without counterclaim, deduction or set-off. If any Monthly Rent Payment is not paid within five (5) business days after its due date, Lessee also agrees to pay with said Monthly Rent Payment an additional rent equal to ten percent (10%) of the past due Monthly Rent Payment.

10. POSSESSION. The taking of possession of the premises by Lessee and the commencement of interior improvements by Lessee shall constitute complete acceptance of the premises in their then condition, and a waiver of any obligation of Lessor to make any further improvements to the premises. Lessee agrees to execute an estoppel letter or letter of acceptance and operation lease at the time Lessee takes possession. Lessee further agrees to furnish Lessor, at the time of taking possession, with Certificate of Insurance giving proof of Lessee's compliance with the insurance requirements of this lease. Lessee further agrees to furnish to Lessor at Lessor's request an executed estoppel letter stating the amount of the security deposit being held by Lessor, the amount and date due of the monthly rental payment and that neither Lessor nor Lessee are in default under the terms of this lease.

11. USE OF THE PREMISES. Lessor represents and warrants that the leased premises may be used and occupied for the conduct of a temporary staffing service for office and professional personnel and for no other use. Use of premises for day labor service and/or labor/construction service is prohibited.

12. CARE OF PREMISES. Lessee shall commit no acts of waste and shall take good care of the premises and the fixtures and appurtenances therein, and shall, in the use and occupancy of the premises, conform to all laws, orders, and regulations of the federal, state and municipal governments and any of their departments. Tenant shall keep the premises in a clean and sightly, first class condition.

13. MAINTENANCE AND REPAIR. Lessee shall repair any damage to the premises caused by Lessee or by any of Lessee's employees, agents, customers,

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invitees or licensees,  other than from ordinary wear. Lessee shall maintain the interior of the premises and all doors, windows, beating, cooling and mechanical equipment and plate glass, and Lessor agrees, whenever possible, to extend to Lessee the benefit of any enforceable manufacturer's warranties on such equipment. If Lessee refuses or neglects to make repairs and/or refuses to maintain the premises or any part thereof in a manner reasonably satisfactory to Lessor, Lessor shall have the right, upon giving Lessee reasonable written notice of its election to do so, to ; make such repairs or perform such maintenance on behalf of and for the account of Lessee. In such event, such work shall be paid for by Lessee promptly upon receipt of a bill therefore.

Lessor shall, at its expense, maintain in good condition and repair, the roof, foundation, structural supports, underground or otherwise concealed plumbing to the point of entry to the premises, exterior walls, (excluding store front, doors, window glass, and plate glass), exterior painting, unexposed and exterior electrical systems to the premises. Lessor shall not in any way be liable to Lessee for failure to make repairs as herein specifically required unless Lessee has previously notified Lessor in writing of the need for such repairs and Lessor has failed to commence and complete said repairs within a reasonable period of time following receipt of such notification.

14. REMOVAL OF PROPERTY. All improvements made by Lessee to the premises which are so attached to the premises so that they cannot be removed without material injury to the premises, shall become the property of Lessor upon installation. Not later than the last day of the term, Lessee shall, at Lessee's expense, remove all of the Lessee's personal property and those improvements made by Lessee which have not become the property of Lessor, including trade fixtures, cabinetwork moveable paneling, partitions, and the like; repair all injury done by or in connection with installation or removal of such property and improvements; surrender the premises in as good condition as they were at the beginning of the term, reasonable wear, and damage by fire, the elements, casualty, or other cause not due to or neglect by Lessee or Lessee's agent Lessee or Lessee's agents, employees, visitors or licensees, excepted.

At such time, Lessor shall return without interest Lessee's security deposit. Throughout the term of the lease, Lessor may utilize said security deposit for construction of premises. All property of Lessee remaining on the premises after the last day of the term of this lease shall be conclusively deemed abandoned and may

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be removed by Lessor,  and Lessee  shall  reimburse  Lessor for the cost of such removal.

15. ALTERATIONS Except for Lessee's signs, Lessee shall not make any structural or exterior alterations or additions upon said premises. Lessee shall have the right to make non-structural interior alterations and repairs with obtaining consent of Lessor.

16. HAZARDOUS AGnVI11ES. Waste. ABANDONMENT. Lessee shall not do or suffer anything to be done on the premises that will increase the rate of fire insurance on the building. Lessee shall not permit the accumulation of waste or refuse matter on the leased premises or anywhere in or near the building. Lessee shall not, without first obtaining the written consent of Lessor, abandon the premises or allow the premises to become vacant or deserted,

17. RULES AND REGULA110NS. Lessee shall observe and comply with such reasonable rules and regulations as Lessor may prescribe, on written notice to Lessee for the safety, care, and cleanliness of the building and the comfort, quiet, and convenience of other occupants of the building.

18. CONTROL OF EXTERIOR APPEARANCE. The exclusive right is reserved by Lessor to control the exterior appearance of the entire premises, including but not limited to all signs, decorations, lettering and advertising visible from the exterior or doors), shades, awnings, window coverings, exterior or interior lights, antenna, canopies, or anything whatsoever affecting the visual appearance of the building. Lessee will not place or cause to be placed or maintained any item of any kind on or in any of the premises affecting the visual appearance of the building or common areas without first obtaining Lessor's written approval and consent. Lessee further agrees to maintain any said items as may be approved in good condition and repair at all times.

19. U11LITY SERVICES. Lessee shall pay for all utility services which may be furnished to or used in or about the premises and shall keep the same free and clear of any lien or encumbrance of any kind whatsoever created by Lessee's acts or omissions. Lessor shall cause all utilities to be separately metered to the premises, except for water which will be a common meter and tenant will be billed for its equitable share of water use. In the event that the Lessor leases a portion of the

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

premises to a tenant deemed by the Lessor to be a user of water and service services in excess of the normal usage required by other tenants then the Lessor will, at his discretion, separately flow meter that tenant's water usage and bill the tenant directly for his portion of the water usage. The balance of the utility charges will be billed to the remaining tenants for their equitable share of water use.

20. DAMAGES. If the leased premises are damaged or destroyed by fire or casualty, the Lessor does not elect to terminate the lease, Lessor shall proceed with reasonable diligence to restore the same to its former condition. Lessee agrees that during any period of reconstruction or repair of the demised premises it will continue the operation of its business within the demised premises to the extent practicable. During the period from the occurrence of the casualty until Lessor's repairs are completed, the minimum guaranteed rental shall be reduced by the Lessor to such extent as may be fair and reasonable, however, there shall be no abatement of the other charges provided for herein.

21. WAIVER OF SUBROGATION. Lessor and Lessee hereby waive any rights each may have against the other on account of any loss or damage occasioned to Lessor or Lessee, as the case may be, their respective property, the premises, or its contents or to other portions of the Office Park, arising from any risk generally covered by fire and extended coverage insurance policies then in use in the state where the Office Park is situated; and the parties each, on behalf of their respective insurance companies insuring the property of either Lessor or Lessee against any such loss, waive any right of subrogation that such companies may have against Lessor or Lessee, as the case may be. Lessor and Lessee covenants with each other that, to the extent such insurance endorsement is available, they will each obtain for the benefit of the other a waiver of any right of subrogation from their respective insurance companies, if such endorsement is requested. Lessor shall not be liable for any damage to or destruction of any of Lessee's goods, merchandise, fixture or property caused by fire or any other cause whatsoever.

22. REMEDIES OF LESSOR. If Lessee shall default in the payment of the rent reserved herein, or in the payment of any item of additional rent or other monies, due hereunder, or any part of same, or Lessee shall default in the observance of any of the other terms, covenants and conditions of this lease; or If the demised premises must be abandoned, deserted or vacated, or if Less shall sublet the demised premises or assign this lease except as herein provided; or

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

If Lessee shall make an assignment for the benefit of creditors, or file a voluntary petition in bankruptcy or be adjudicated a bankrupt by any court and such adjudication shall not be vacated thirty (30) days or Lessee takes the benefit of any insolvency act, or Lessee be dissolved voluntarily or involuntarily or have a receiver of Lessee's property appointed in any proceedings other than bankruptcy proceedings, and such appointment shall not be vacated within thirty (30) days after if has been made; then, upon the happening of anyone or more of the defaults or events specified above, this lease and the term hereof shall at the option and election of the Lessor wholly cease and terminate, and there upon or at any time thereafter, Lessor may re- enter said premises either by force or otherwise and have possession of the same and/or may recover possession thereof by summary proceedings otherwise but Lessee shall remain liable to Lessor.

If Lessee shall default in the performance or observance of any term or condition in this lease and shall not cure such default within such 15 day period and thereafter proceed with diligence to complete such cure Lessor may, but shall not be obligated to, cure such default by Lessee under this lease; and whenever Lessor so elects all costs and expenses incurred by Lessor, including reasonable attorneys' fees, in curing a default shall be paid by Lessee to Lessor on demand, together with interest thereon from the date of payment by Lessor to date of payment by Lessee.

In the event of anyone or more of the defaults set out above, all payments of rent, additional rent or of lease or any extension thereof, shall, at the option of Lessor, become immediately due and payable in full. Lessor may re-enter the demised premises using such force for that purpose as may be necessary without being liable to any prosecution therefore, and Lessor may repair or alter the demised premises in such manner as to Lessor may seem necessary or advisable to re-let the demised premises. The Lessor has the right to relet said premises and to collect any deficiency in reletting in addition to any reasonable expenses incurred, however, the Lessee's obligation to pay damages must survive the termination of the lease and the election by Lessor of any single remedy does not preclude the use of any other remedy whether or not mentioned in this lease,

23 LITIGATION, COURT COSTS. Attorney's FEES. In the event that at any time either Lessor or Lessee shall institute any action or proceeding against the other relating to the provisions of this lease or any default hereunder, then and in that event, the prevailing party in such action or proceeding shall be

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entitled to recover  from the other party its  reasonable  costs,  expenses  and attorneys' fees which shall be deemed to have accrued on the commencement of such action is prosecuted to judgment. The parties waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on any matters whatsoever arising under this lease. This lease shall be governed by, construed, and enforced in accordance with the laws of the State of Florida.

24. ASSIGNMENT AND SUBLETTING. Lessee may assign or encumber this lease and the estate granted hereby and may sublease and lease premises in whole or in part, with written permission of Lessor. Consent by Lessor one or more assignments of subletting~ shall not operate as a waiver of Lessor's rights as to any subsequent assignments and sublettings. However, notwithstanding any such assignment, or subletting, Lessee shall remain primarily responsible to Lessor for the payment of rent and performance of all covenants, terms and conditions hereof on Lessee's part to be performed. The assignee or sublessee must agree to perform any and all obligations of the Lessee under this lease.

25. SUBORDINATION OF LEASE. This Lease shall be subject and subordinate to all mortgages that may now or hereinafter be granted by Lessor on the real property of which the premises form a part, and also to all renewals, modifications, consolidations, and replacements of such mortgages. Lessee hereby appoints Lessor attorney-in-fact, irrevocably, to execute and deliver any such instrument for Lessee.

26. MECHANICS' LIENS. Lessee shall within ten (10) days after notice from Lessor, discharge or bond off any mechanics' liens for materials or labor claimed to have parties are hereby placed on notice that the interest of the Lessor shall not be subject to liens for improvements made by or on behalf of the Lessee upon the demised premises, and Lessee shall have no authority to subject Lessor's interest to such claims or liens.

27 NOTICE


              LESSOR 701 Fletcher Associates, Inc. Attn: Ronald A. Oxtal 203 North Marion Street Tampa, Florida 33602

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

              LESSEE:       701 Fletcher Avenue Suite B
                            Tampa, Florida 33612

Any notice which is to be give to either party hereunder shall be deemed sufficiently given if sent by certified or registered mail, postage prepaid, to such party at its address appearing above in writing. Any notice given to Lessee shall also be given to any assignee or sublessee and all notices to any assignee or sublessee of Lessee shall also be sent to Lessee.

28. RIGHT TO INSPECT AND REPAIR. Lessor may, but shall not be obligated to, enter the premises at any reasonable times, on reasonable notice to Lessee (except that no notice be given in case of emergency) for the purpose of inspection or the making of such repairs, replacements, or additions in, to, on and about the premises or building, as Lessor deems necessary or desirable.

29. CONSTRUCI1VE EVICI10N. Lessee shall not be entitled to claim a constructive eviction for any cause unless Lessee shall have first notified Lessor in writing of the condition or conditions given rise to such claim and, if the complaint be justified, unless Lessor shall have filed within a reasonable time after receipt of such notice to commence remedying such conditions. Lessee shall serve notice of Lessor's default to the holder of the first mortgage on the premises. The holder of the first mortgage shall have the right, but not the obligation, to cure the default.

30. CONDEMNATION. The parties hereto agree that should the demised premises, or such portion thereof as will make the premises unusable for the purposes herein leased, be taken or condemned by competent authority for public or quasi public use, then this lease shall terminate from the date when possession of the part so taken shall be required for the use and purpose for which it had been taken.

If the lease continues after a partial taking, the rent shall abate proportionately as to the part taken. All compensation awarded for such taking of the building, the fee, and the leasehold, shall belong to and be the property of Lessor; provided, however, the Lessor shall not be entitled to any portion of the award made to Lessee for the value of Lessee's trade fixtures. Lessee shall not be entitled to any

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damages for the  unexpired  portion of the term of this lease,  or injury to its leasehold interest.

31. INSURANCE. Less during the entire term hereof, shall maintain public liability insurance with personal injury coverage of at least $300,000 per person and $500,000 property damage with respect to the leased premises and the business operated thereon and shall name Lessor as an additional insured under such insurance.

32. INCREASE IN FIRE OR CASUALTY INSURANCE PREMIUM. In the event Lessee's occupancy causes any increase of premium for the fire, extended coverage, or other casualty or liability insurance on the building or any part thereof, above the rate for the least hazardous type of occupancy legally permitted in the leased premises, Lessee shall pay the additional premiums on the casualty or liability insurance policies by reason thereof. The Lessee shall also pay in such event any additional premiums on the rent insurance policy that may be carried by the Lessor for its protection against rent loss through casualty. Bills for such additional premiums shall be due from and payable by Lessee when rendered, and the amount thereof shall be paid as additional rent.

33. INDEMNITY. Lessee covenants that Lessor shall not be liable for any damage or liability of any kind or for any injury to or death of persons or damage to property of Lessee or any other person during the term of this lease, from any cause whatsoever, by reason of the use, occupancy, and enjoyment of the premises by Lessee or any person thereon by holding under said Lessee, and that Lessee will indemnify and save harmless Lessor from all liability whatsoever on account of any such real or claimed damage or injury and from all liens, claims and demands arising out of the use upon said premises, but Lessee shall not be liable for damage or injury occasioned by the negligence of Lessor and its designated agents, servants or employees. This obligation to indemnify shall include reasonable legal counsel and investigation costs and all other reasonable costs, expenses and liabilities from the first notice that any claim or demand is to be made or may be made.

34. LESSOR RIGHT TO CANCEL. Should the operation of Lessee's business be or become or attract customers whose conduct is offensive or in any way threatening to the Lessor, the other tenants, in the office park or the customers of the

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tenants,  the Lessor may, at Lessor's  option,  cancel and terminate this lease, effective thirty (30) days after written notice thereof to Lessee.

35. OUIET ENJOYMENT. Provided Lessee has perforn1ed all of the terms, covenants, agreements and conditions of this Lease, including the payment of Rent and all other sums due hereunder, Lessee shall peaceably and quietly hold and enjoy the Premises against Lessor and all persons claiming by, through or under Lessor, for the tern1 herein described, subject to the provisions and conditions of the lease.

The Lessor agrees to make reasonable efforts to protect the Lessee from interference or disturbance by third persons; however, the Lessor shall not be liable for any such interference or disturbance, whether caused by other Leases of the Lessor or other persons, nor shall the Lessee be released from any of the obligations of this Lease because of such interference or disturbance.

36. Intentionally left blank.

37. INTERPRETATION. If any provisions of the lease are contrary to the law of the State of Florida, each provision shall be deemed stricken here from and the balance of this lease shall remain fully in effect. If there is more than one Lessee or Lessor they shall be bound jointly and severally. The terms "Lessor" and "Lessee" and pronoun referring thereto shall be deemed to include their respective heirs, executors, administrators, successors, and assigns without regard to gender or number wherever the context so permits. The captions to each article are used for convenience only and are not to be considered a part of this agreement nor used in interpreting it.

38. RECORDING. The lease shall not be recorded.

39. AUTHORITY TO EXECUTE. Lessor and Lessee do each hereby respectively represent to the other that it has the capacity and authority to enter into this agreement.

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

40. NO OTHER REPRESENTATIONS. No representations or promises shall be binding on the parties hereto except those representations and promises contained herein or in some future writing signed by the party making such representations or promises.

41. ADDI110NAL TERMS. Any additional terms of this lease may be set forth in an attachment hereto labeled "Addendum", and in the event of any conflict or inconsistency between the terms of the text of this lease and the provisions set forth in the Addendum, the provisions of the Addendum shall govern.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

WITNESSES:                                     701 FLETCHER ASSOCIATES, INC.,
                                               A FLORIDA CORPORATION

 /s/ Sandra L. Williams                        By:  /s/ Ronald A. Oxtal
 --------------------------                        --------------------------
                                                   "Lessor"
 /s/ Allison Wood                               Ronald A. Oxtal, President
 --------------------------


 /s/ Sandra L. Williams                         By:  /s/ Frank Hartman
 --------------------------                         --------------------------
                                                    Integra Staffing
                                                    Frank Hartman, President
 /s/ Allison Wood
 --------------------------


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

                                    ADDENDUM

The space is being leased to the tenant on an" As Is" basis, however, tenant is making interior improvements, including carpet and paint. Tenant will provide itemized costs to landlord and escrow the cost of improvements with landlord who will in turn pay the vendors.

Lease will commence November 1, 1999, however, tenant will have the availability of access upon execution of this lease.

Tenant acknowledges tab terms of this lease are strictly confidential and be will not discuss these matters with other tenants.

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

            ABSOLUTE AND UNCONDITIONAL GUARANTEE OF LEASE AGREEMENT

In consideration of the making of the above Lease, dated August 24, 1999, by Tenant with Landlord at the request of the undersigned, and in consideration of Landlord's reliance on this Guaranty, the undersigned Jointly and severally if more than one) hereby unconditionally, absolutely and irrevocably guarantee(s) the prompt and full payment of the rent (both annual net rent, as adjusted from time to time, and additional rent) and all other costs, expenses, charges and payments to be paid by Tenant hereunder and the full and timely performance by Tenant of all the terms, conditions, obligations, covenants and agreements of the Lease, and the undersigned also promises to pay all the Landlord's costs and expenses, including reasonable attorney's fees, incurred by Landlord (including those incurred by trials, on appeal, and in bankruptcy and creditor's reorganization proceedings) in enforcing this Guaranty or recovering damages for the breach hereof. Landlord's consent to any assignment or assignments or subleases, and successive assignments or subleases by Tenant and Tenant's assigns, of this Lease, made either with or without notice to the undersigned, or a changed or different use of the Leased Premises, or modification of the Lease or Landlord's forbearance, delays, extensions of time or any forbearance to enforce this Lease for any other reason, whether similar to or different from the foregoing, shall be in no way or manner release the undersigned from liability as Guarantor(s). Where the undersigned includes more than one party, the obligation of each such party hereunder shall be joint and several. It will not be necessary for Landlord to proceed first against Tenant in invoking any of Landlord's remedies under the Lease or other remedies before proceeding to enforce this Guaranty of Lease against the undersigned.

WITNESS the hand and seal of the undersigned on the date of the above

Lease.

SIGNED, SEALED AND DELIVERED
IN THE PRESENCE OF:                                   Guarantors


  /s/ Sandra L. Williams                              /s/ Frank Hartman
 -----------------------------                      ----------------------------


 /s/ Allison Wood
 -----------------------------

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